EXHIBIT 99.1


Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                                    FOR IMMEDIATE RELEASE
         (301) 468-3130



                      AIM 86 DECLARES MONTHLY DISTRIBUTION
                         FOR MARCH OF TWO CENTS PER UNIT

                Total for the First Quarter is 23 Cents Per Unit

                          -----------------------------


     ROCKVILLE, MD, March 21, 2003 -- (AMEX/AIJ) The general partner of American Insured Mortgage Investors L.P. - Series 86 (AIM 86) today declared the monthly distribution for March 2003 in the amount of two cents per unit regular cash flow. Holders of record on March 31, 2003 will receive this amount as part of the first quarter distribution which will be paid on May 1, 2003.


     Record dates for the AIM 86 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter. The total distribution of 23 cents per unit for the first quarter includes two cents per unit regular cash flow for the months of January, February and March, plus 17 cents per unit mortgage proceeds for the month of January.